Exhibit 10.1

AMENDMENT NUMBER SIX
to the
Third Amended and Restated Master Repurchase Agreement Dated as of August 31, 2020
between
BANK OF AMERICA, N.A.
and
NATIONSTAR PARTICIPATION SUB 1BM LLC
and acknowledged and agreed to by NATIONSTAR MORTGAGE LLC

This AMENDMENT NUMBER SIX (this “Amendment”) is made as of this 30th day of January, 2024, by and among Bank of America, N.A. (“Buyer”), Nationstar Participation Sub 1BM LLC (“Seller”) and Nationstar Mortgage LLC (“Guarantor”) to that certain Third Amended and Restated Master Repurchase Agreement, dated as of August 31, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), between Seller and Buyer and acknowledged and agreed to by Guarantor, as guarantor and pledgor.

WHEREAS, Buyer, Seller and Guarantor have previously entered into the Agreement pursuant to which Buyer may, from time to time, purchase certain participation interests from Seller and Seller agrees to sell certain participation interests to Buyer under a master repurchase facility; and

WHEREAS, Buyer, Seller and Guarantor hereby agree that the Agreement shall be amended as more fully provided herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1. Amendments. Effective as of the date hereof, the Agreement is hereby amended as follows:

(a)Agreement to Enter into Transactions. Section 2.1 of the Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

2.1 Agreement to Enter into Transactions. Subject to the terms and conditions of this Agreement and provided that no Event of Default, Event of Early Termination or Potential Default has occurred and is continuing, Buyer shall, from time to time during the term of this Agreement, enter into Transactions with Seller; provided, however, that (a) the Aggregate Outstanding Purchase Price as of any date shall not exceed the Aggregate Transaction Limit and (b) the Aggregate Outstanding Purchase Price for any Type of Transaction shall not exceed the applicable Type Sublimit. Buyer shall have the obligation to enter into Transactions with an Aggregate Outstanding Purchase Price equal to or less than the Committed Amount, and Buyer shall have no obligation to enter into Transactions with respect to the Uncommitted Amount. All purchases of Participation Interests shall be first deemed committed up to the Committed Amount and then the remainder, if any, shall be deemed uncommitted up the Uncommitted Amount; provided however that Transactions, the subject of which are eMortgage Loans or Closed-End Second Lien Mortgage Loans, shall be entered into solely on an uncommitted basis and shall be attributed to the Uncommitted Amount. Seller may request Transactions in excess of the Aggregate Transaction Limit and Buyer may, from time to time, in its sole and absolute discretion, consent to a Temporary Increase of the Aggregate Transaction Limit in accordance with Section 2.10.

(b)All Transactions. Section 7.2 of the Agreement is hereby amended by deleting the last paragraph thereof in its entirety and replacing it with the following:

For the avoidance of doubt, notwithstanding that the foregoing conditions may be satisfied with respect to any Transaction request, the Buyer shall be under no obligation to enter into any Transaction with respect to the Uncommitted Amount including, without limitation, Transactions the subject of which are eMortgage Loans or Closed-End Second Lien Mortgage Loans, and whether the Buyer enters into any Transaction with respect to the Uncommitted Amount shall be at the discretion of Buyer.

SECTION 2. Fees and Expenses. Seller agrees to pay to Buyer all fees and out of pocket expenses incurred by Buyer in connection with this Amendment, including all reasonable fees and out of pocket costs and expenses of the legal counsel Buyer incurred in connection with this Amendment, in accordance with Section 12.2 of the Agreement.

SECTION 3. Defined Terms. Any terms capitalized but not otherwise defined herein should have the respective meanings set forth in the Agreement.

SECTION 4. Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

SECTION 5. Representations. In order to induce Buyer to execute and deliver this Amendment, Seller and Guarantor hereby represent to Buyer that as of the date hereof, (i) Seller and Guarantor are in full compliance with all of the terms and conditions of the Principal Agreements and remain bound by the terms thereof, and (ii) no Potential Default or Event of Default has occurred and is continuing under the Principal Agreements.

SECTION 6. Governing Law. This Amendment shall be construed and enforced in accordance with the laws of the State of New York without regard to any conflicts of law provisions (except for Sections 5-1401 and 5-1402 of the New York General Obligations Law, which shall govern) and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York, except to the extent preempted by federal law.

SECTION 7. Counterparts. This Amendment and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Amendment (each a “Communication”) may be in the form of an Electronic Record and may be executed using Electronic Signatures (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. This Amendment may be executed simultaneously in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same agreement. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by Buyer of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. Electronic Signatures and facsimile signatures shall be deemed valid and binding to the same extent as the original. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

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IN WITNESS WHEREOF, Buyer, Seller and Guarantor have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first written above.

¶BANK OF AMERICA, N.A.,
as Buyer

By: /s/ Adam Robitshek
¶Name: Adam Robitshek
Title: Director

NATIONSTAR PARTICIPATION SUB 1BM LLC,
as Seller

By: /s/ Lola Akibola
¶Name: Lola Akibola
Title: SVP Treasurer

NATIONSTAR MORTGAGE LLC,
as Guarantor

By: /s/ Lola Akibola
¶Name: Lola Akibola
Title: SVP Treasurer